                                                           EXHIBIT 3.2

                                 CERTIFICATION


       I, Dennis James Burnett, Secretary of IMPSAT Corporation, on this 1st day of December 1994, do hereby certify that to the best of my knowledge, the attached is a true and correct copy of the BY-LAWS of IMPSAT CORPORATION as adopted by the Statement of Sole Incorporator, dated 31 August 1994, and as amended by the Board of Directors by Unanimous Written Consent, dated 14 November 1994.



                                          /s/ DENNIS JAMES BURNETT
                                          ----------------------------
                                          Dennis James Burnett
                                          Secretary
                                          IMPSAT Corporation


                                ACKNOWLEDGEMENT

District of      )
                 ) ss:
Columbia         )

       I, Diana K. Page, a Notary Public in and for said District do hereby certify that Dennis James Burnett, who is known to me, personally appeared before me in said District and executed the above certification and acknowledged the same to be his act and deed in his duly-authorized capacity as Secretary of IMPSAT Corporation.

       Given under my hand and seal, this 1st day of December, 1994.


                                          /s/ DIANE K. PAGE
                                          ----------------------------
                                          Notary Public

(Seal)

My Commission Expires:  MY COMMISSION EXPIRES APRIL 14, 1995
                      --------------------------------

                                    BY-LAWS



                                       OF



                               IMPSAT CORPORATION

IMPSAT Corporation                                                       BY-LAWS


                               TABLE OF CONTENTS

ARTICLE I - OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

ARTICLE 11 - MEETINGS OF SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . .      1

Section 1 - Annual Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
Section 2 - Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
Section 3 - Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
Section 4 - Notice of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . .      2
Section 5 - Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
Section 6 - Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3

ARTICLE III - BOARD OF DIRECTORS  . . . . . . . . . . . . . . . . . . . . . . . . .      4

Section 1 - Number, Election and Term of Office . . . . . . . . . . . . . . . . . .      4
Section 2 - Duties and Powers . . . . . . . . . . . . . . . . . . . . . . . . . . .      4
Section 3 - Annual and Regular Meetings; Notice . . . . . . . . . . . . . . . . . .      4
Section 4 - Special Meetings; Notice  . . . . . . . . . . . . . . . . . . . . . . .      5
Section 5 - Chairman  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5

IMPSAT Corporation                                                       BY-LAWS

Section 6 - Quorum and Adjournments . . . . . . . . . . . . . . . . . . . . . . . .      5
Section 7 - Manner of Acting  . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
Section 8 - Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
Section 9 - Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6
Section 10 - Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
Section 11 - Removal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
Section 12 - Salary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
Section 13 - Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
Section 14 - Committees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8

ARTICLE IV - OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9

Section 1 - Number, Qualifications, Election and Term of Office . . . . . . . . . .      9
Section 2 - Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
Section 3 - Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
Section 4 - Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      9
Section 5 - Duties of Officers  . . . . . . . . . . . . . . . . . . . . . . . . . .      10
Section 6 - Sureties and Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . .      10
Section 7 - Shares of Other Corporations  . . . . . . . . . . . . . . . . . . . . .      10

IMPSAT Corporation                                                       BY-LAWS


ARTICLE V - SHARES OF STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

Section 1 - Certificates of Stock . . . . . . . . . . . . . . . . . . . . . . . . . 10
Section 2 - Lost or Destroyed Certificates  . . . . . . . . . . . . . . . . . . . . 11
Section 3 - Transfers of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Section 4 - Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE VI - DIVIDENDS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE VII - FISCAL YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE VIII - CORPORATE SEAL . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

ARTICLE IX - AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

Section 1 - By Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

                                    BY-LAWS

                                       OF

                               IMPSAT CORPORATION


                    -------------------------------------


                              ARTICLE I - OFFICES


       The registered office of the Corporation shall be located in the City, County and State designated in the Certificate of Incorporation of the Corporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the"Certificate of Incorporation"). The Corporation may also maintain offices at such other places within or without the State of Delaware as the Board of Directors may, from time to time, determine.

                    ARTICLE II - MEETINGS OF SHAREHOLDERS


Section 1 - Annual Meetings:

       The annual meeting of the shareholders of the Corporation shall be held within five months after the close of the fiscal year of the Corporation for the purpose of electing directors and transacting such other business as may properly come before the meeting.

Section 2 - Special Meetings:

       Special meetings of the shareholders may be called at any time by the Board of Directors or by the President, and shall be called by the President or the Secretary at the written request of the holders of fifty per cent (50%) of the shares then

IMPSAT Corporation                                                       BY-LAWS

outstanding and entitled to vote thereat, or as otherwise required under the provisions of the General Corporation Law of the State of Delaware.


Section 3 - Place of Meetings:

       All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places within or without the State of Delaware as shall be designated in the notices or waivers of notice of such meetings.


Section 4 - Notice of Meetings:

       (a) Written notice of each meeting of shareholders, whether annual or special, stating the time when and place where it is to be held, shall be served either personally or by mail, not less than ten or more than fifty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to the General Corporation Law of the State of Delaware, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholder at his address, as it appears on the records of the shareholders of the Corporation, unless such shareholder shall have previously filed with the Secretary of the Corporation a written request that notices intended for such shareholder be mailed to some other address, in which case, it shall be mailed to the address designated in such request.

       (b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, unless otherwise required by statute.

Section 5 - Quorum:

       (a) Except as otherwise provided herein or by statute or in the Certificate

IMPSAT Corporation                                                       BY-LAWS



of Incorporation, at each meeting of the shareholders of the Corporation, the presence at the commencement of such meeting, in person or by proxy, of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum after a quorum has been established at such meeting.

       (b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of the votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present.


Section 6 - Voting:

       (a) Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action to be taken by vote of the shareholders shall be authorized by a majority of votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

       (b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of Class A shares of stock of the Corporation entitled to vote thereat shall be entitled to five votes for each share of Class A stock registered in his name on the books of the Corporation.

       (c) Each shareholder entitled to vote, or to express consent or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been executed in writing by the shareholder, or by the shareholder's attorney-in-fact thereunto duly authorized in writing. No proxy shall be valid after the expiration of eleven months from the date of its execution, unless the person or persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.

       (d) Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall be and constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at a duly called meeting of shareholders and such resolution so signed

IMPSAT Corporation                                                       BY-LAWS

shall be inserted in the Minute Book of the Corporation under its proper date.

                       ARTICLE III - BOARD OF DIRECTORS

Section I - Number, Election and Term of Office:

       (a) The business and the property of the Corporation shall be managed and controlled by the Board of Directors, which shall consist of five (5) directors of whom one shall be Chairman and all of whom shall be subject to change from time to time by amendment of these By-Laws.

       (b) Except as may otherwise be provided herein or in the Certificate of Incorporation, the Chairman and the other members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

       (c) Each director shall hold office until the annual meeting of the shareholders next succeeding his election, and until his successor is elected and qualified, or until his earlier death, resignation or removal.


Section 2 - Duties and Powers:

       The Board of Directors shall be responsible for the control and management of the affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except such powers as are in the Certificate of Incorporation or by statute expressly conferred upon or reserved to the shareholders.


Section 3 - Annual and Regular Meetings; Notice:

       (a) A regular annual meeting of the Board of Directors shall be held immediately following the annual meeting of the shareholders, at the place of such annual meeting of shareholders.

       (b) The Board of Directors, from time to time, may provide by resolution for the holding of other regular meetings of the Board of Directors, and may fix the time and place thereof.

lMPSAT Corporation                                                       BY-LAWS



       (c) Notice of any regular meeting of the Board of Directors shall not be required to be given and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time specified, and in the manner set forth, in paragraph (b) of Section 4 of this Article III, with respect to special meetings, unless such notice shall be waived in the manner set forth in paragraph (c) of such Section 4.


Section 4 - Special Meetings; Notice:

       (a) Special meetings of the Board of Directors shall be held whenever called by the President or by one of the directors, at such time and place as may be specified in the respective notices or waivers of notice thereof.

       (b) Notice of special meetings shall be mailed directly to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram, telex or fax, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. A notice, or waiver of notice, except as required by Section 8 of this Article III need not specify the purpose of the meeting.

       (c) Notice of any special meetings shall not be required to be given to any director who shall attend such meeting without protesting, prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.


Section 5 - Chairman:

       At all meetings of the Board of Directors, the Chairman of the Board, if present, shall preside. If there shall be no Chairman, or he shall be absent, then the President shall preside, and in his absence, a Chairman chosen by the directors shall preside.

IMPSAT Corporation                                                       BY-LAWS



Section 6 - Quorum and Adjournments:

       (a) At all meetings of the Board of Directors, the presence of a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or by these By-Laws. Participation of any one or more members of the Board by means of a conference telephone or similar communications equipment, allowing all persons participating in the meeting to hear each other at the same time, shall constitute presence in person at any such meeting.

       (b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present.


Section 7 - Manner of Acting:

       (a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

       (b) Except as otherwise provided by statute, by the Certificate of Incorporation, or these By-Laws, the action of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the case of a tie vote of the directors present, the Chairman shall cast the deciding vote. Any action authorized, in writing, by all of the directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board.


Section 8 - Vacancies:

       Any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal (unless a vacancy created by the removal of a director by the shareholders shall be filled by the shareholders at the meeting at which the removal was effected) or inability to act of any director, or otherwise, shall be filled for the unexpired portion of the term by a majority vote of the shareholders, at any regular meeting or at any special meeting of the shareholders called for that purpose.

IMPSAT Corporation                                                       BY-LAWS


Section 9 - Resignation:

       Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the acceptance of such resignation shall not be necessary to make it effective.


Section 10 - Indemnification:

       The Corporation shall indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware, or the indemnification provision of any successor statute, every person (and the heirs, executors and administrators of such person) made, or threatened to be made, a party to an action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, against the expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with any appeal therein, except in relation to matters as to which such director is adjudged to have breached his duty to the Corporation.

       The Corporation shall also indemnify to the full extent authorized or permitted by the General Corporation Law of the State of Delaware, or the indemnification provisions of any successor statute, every person (and the heirs, executors and administrators of such person) made, or threatened to be made, a party to an action, suit, or proceeding other than one by or in the right of the Corporation to procure a judgment in its favor, whether civil, criminal investigative or administrative, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, which he served in any capacity at the request of the Corporation by reason of the fact that he was a director of the Corporation or served such other corporation in any capacity, against judgments, fines, amounts, paid in settlement, and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. The foregoing right of indemnification shall not be exclusive of other rights to which any such person may be entitled under any agreement, vote of shareholders or otherwise.

IMPSAT Corporation                                                       BY-LAWS



Section 11 - Removal:

       Any director may be removed with or without cause at any time by the shareholders, at a special meeting of the shareholders called for that purpose, and may be removed for cause by action of the Board.


Section 12 - Salary:

       No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


Section 13 - Contracts:

       (a) No contract or other transaction between this Corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors.

       (b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

IMPSAT CORPORATION                                                       BY-LAWS



Section 14 - Committees:

       The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board. At all meetings of a committee, the presence of all members of the committee shall be necessary to constitute a quorum for the transaction of business, except as otherwise provided by said resolution or by these By-Laws. Participation of any one or more members of the committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, shall constitute presence in person at any such meeting. Any action authorized in writing by all of the members of a committee entitled to vote thereon and filed with the minutes of the committee shall be the act of the committee with the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the committee.


                             ARTICLE IV - OFFICERS


Section 1 - Number, Qualifications, Election and Term of Office:

       (a) The officers of the Corporation shall consist of a President, a Secretary and such other officers as the Board of Directors may from time to time deem advisable. Any officer may be, but is not required to be, a director of the Corporation. Any two or more offices may be held by the same person.

       (b) The President of the Corporation shall be elected by the shareholders at the annual meeting of the shareholders. The officers of the Corporation other than the President shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

       (c) Each officer shall hold office until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.

IMPSAT Corporation                                                       BY-LAWS



Section 2 - Resignation:

       Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, or to the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or by such officer, and the acceptance of such resignation shall not be necessary to make it effective.


Section 3 - Removal:

       The President may be removed, either with or without cause, and a successor elected by the shareholders at any time. Any officer other than the President may be removed, either with or without cause, and a successor elected by the Board of Directors at any time.


Section 4 - Vacancies:

       A vacancy in the office of the President by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the shareholders. A vacancy in any office other than the President by reason of death, resignation, inability to act, disqualification, or any other cause, may at any time be filled for the unexpired portion of the term by the Board of Directors.


Section 5 - Duties of Officers:

       Officers of the Corporation shall, unless otherwise provided by the Board of Directors, each have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be set forth in these By-Laws, or may from time to time be specifically conferred or imposed by the Board of Directors. The President shall be the chief executive officer of the Corporation.

Section 6 - Sureties and Bonds:

       In case the Board of Directors shall so require, any officer, employee or agent of the Corporation shall execute to the Corporation a bond in such sum, and with

IMPSAT Corporation                                                       BY-LAWS



such surety or sureties, as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.


Section 7 - Shares of Other Corporations:

       Whenever the Corporation is the holder of shares of any other corporation, any right or power of the Corporation as such shareholder (including the attendance, acting and voting at shareholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the Corporation by the President, or such other person as the Board of Directors may authorize.


                          ARTICLE V - SHARES OF STOCK


Section 1 - Certificates of Stock:

       (a) The certificates representing shares of the Corporation shall be in such form as shall be adopted by the Board of Directors, and shall be numbered and registered in the order issued. They shall bear the holder's name and the number of shares, and shall be signed by (i) the Chairman of the Board or the President or a Vice President, and (ii) the Secretary or Treasurer, or any Assistant Secretary or Assistant Treasurer, and may bear the corporate seal.

       (b) No certificate representing shares shall be issued until the full amount of consideration therefor has been paid, except as otherwise permitted by law.

       (c) The Board of Directors may authorize the issuance of certificates for fractions of a share which shall entitle the holder to exercise voting rights, receive dividends and participate in liquidating distributions, in proportion to the fractional holdings; or it may authorize the payment in cash of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the signature of an officer or agent of the Corporation, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a shareholder, except as therein provided.

IMPSAT Corporation                                                       BY-LAWS



Section 2 - Lost or Destroyed Certificates:

       The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed. On production of such evidence of loss or destruction as the Board of Directors in its discretion may require, the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, loss, liability or damage it may suffer on account of the issuance of the new certificate. A new certificate may be issued without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper so to do.


Section 3 - Transfers of Shares:

       (a) Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

       (b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.


Section 4 - Record Date:

       In lieu of closing the share records of the Corporation, the Board of Directors may fix, in advance, a date not exceeding fifty (50) days, nor less than ten (10) days, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of

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IMPSAT Corporation                                                       BY-LAWS



any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided for herein, such determination shall apply to any adjournment thereof, unless the directors fix a new record date for the adjourned meeting.


                             ARTICLE VI - DIVIDENDS


       Subject to applicable law, dividends may be declared and paid out of any funds available therefor as often, in such amounts, and at such time or times as the Board of Directors may determine.

                           ARTICLE VII - FISCAL YEAR

       The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time, subject to applicable law.


                         ARTICLE VIII - CORPORATE SEAL

       The corporate seal, if any, shall be in such form as shall be approved from time to time by the Board of Directors.





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IMPSAT Corporation                                                       BY-LAWS



                            ARTICLE IX - AMENDMENTS


Section 1 - By Shareholders:

       All By-Laws of the Corporation shall be subject to alteration or repeal, and new By-Laws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of directors.




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